EXHIBIT 10.2

INCREMENTAL TERM B-2 LOAN COMMITMENT SUPPLEMENT
INCREMENTAL TERM B-2 LOAN COMMITMENT SUPPLEMENT, dated as of February 26, 2014 (this “Agreement”), by and among the Incremental Lender party hereto (the “Incremental Term B-2 Lender”), CALPINE CONSTRUCTION FINANCE COMPANY, L.P., a Delaware limited partnership (the “Borrower”), the other Loan Parties party hereto and GOLDMAN SACHS LENDING PARTNERS LLC as Administrative Agent (in such capacity, the “Administrative Agent”).
RECITALS:
WHEREAS, reference is hereby made to the Credit Agreement, dated as of May 3, 2013 (as amended by Amendment No. 1 dated as of February 20, 2014, the “Credit Agreement”), among the Borrower, each lender from time to time party thereto and the Administrative Agent (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);
WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish Incremental Commitments with new and/or existing Lenders;
WHEREAS, subject to the terms and conditions of the Credit Agreement, the Incremental Term B-2 Lender shall become a Lender pursuant to one or more joinder agreements;
WHEREAS, the Borrower has requested that the initial Incremental Term B-2 Lender party hereto extend credit to the Borrower in the form of Incremental Term B-2 Loans in an aggregate principal amount of $425,000,000 and that such Incremental Term B-2 Loans shall be added to, and become part of, the series of Term B-2 Loans as permitted by the Credit Agreement; and
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Section 1    New Term B-2 Commitments and New Term B-2 Loans.
(a) Subject to the terms and conditions set forth herein, (i) the Incremental Term B-2 Lender party hereto as of the date hereof agrees, to make Incremental Term B-2 Loans on the Incremental Term B-2 Loan Effective Date (as defined below) in an aggregate principal amount equal to the Incremental Term B-2 Commitments and (ii) upon the making of the Incremental Term B-2 Loans, such Incremental Term B-2 Loans shall be added to, and constitute part of, the Term B-2 Loans as permitted by the Credit Agreement. The Borrower may, in its sole discretion, reduce the aggregate amount of the Incremental Term B-2 Commitments, in full or in part, prior to the incurrence thereof and such Incremental Term B-2 Commitments shall terminate in full upon the making of the Incremental Term B-2 Loans pursuant thereto.
(b) The Borrower agrees to pay to the Incremental Term B-2 Lender party to this Agreement on the Incremental Term B-2 Loan Effective Date, as fee compensation for the funding of such Incremental Term B-2 Lender’s Incremental Term B-2 Loan, a funding fee (the “Incremental Term B-2 Funding Fee”) in an amount equal to 1.25% of the stated principal amount of such Lender’s Incremental Term B-2 Loans funded on the Incremental Term B-2 Effective Date; provided that such Incremental Term B-2 Funding Fee may be structured as original issue discount as agreed between the Borrower and the Incremental Term B-2 Lender.

Section 2    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Guadalupe Purchase”: the transactions pursuant to that certain Purchase and Sale Agreement, dated November 27, 2013 among MinnTex Power Holdings, LLC, MinnTex GP, LLC and Calpine Guadalupe GP, LLC by which a Subsidiary of the Borrower shall acquire the Guadalupe Power Partners, LP electric generation facility.
“Incremental Term B-2 Lead Arrangers”: Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Goldman Sachs Lending Partners LLC, Morgan Stanley Senior Funding Inc., UBS Securities LLC and Union Bank, N.A..

“Incremental Term B-2 Commitments”: the Term B-2 Commitments being issued under this Agreement. The initial aggregate principal amount of the Incremental Term B-2 Commitments is $425,000,000.

“Incremental Term B-2 Loan Effective Date”: the date on which the conditions to effectiveness set forth in Section 4 of this Agreement have been satisfied.

“Incremental Term B-2 Loans”: the Term B-2 Loans being made under this Agreement.

Section 3     Terms and Conditions. Pursuant to Section 2.25 of the Credit Agreement, the Incremental Term B-2 Loans shall have the following terms:

(a)    Term B-2 Loans. The Incremental Term B-2 Loans made pursuant to this Agreement shall be added to, and constitute part of, the Term B-2 Loans under the Credit Agreement.
(b)    Applicable Rate. The Applicable Margin, Base Rate and Eurodollar Rate with respect to the Incremental Term B-2 Loans shall be the Applicable Margin, Base Rate, and Eurodollar Rate, respectively for Term B-2 Loans.
(c)    Mandatory Prepayments. The Incremental Term B-2 Loans shall be subject to mandatory prepayments on the same basis as Term B-2 Loans as set forth in Section 2.8 of the Credit Agreement.
(d)    Optional Prepayments. The Incremental Term B-2 Loans may be optionally prepaid on the same basis as Term B-2 Loans as set forth in Section 2.13 of the Credit Agreement.
(e)    Amortization and Maturity Date. The Termination Date for the Incremental Term B-2 Loans shall be the Original Term B-2 Termination Date. The Borrower shall repay the Incremental Term B-2 Loans in accordance with Section 2.8 of the Credit Agreement.
(f)    Interest Period. Pursuant to Sections 1(a) and 3(a) hereof and for the avoidance of doubt, the initial Interest Period for Incremental Term B-2 Loans shall end on March 31, 2014.
(g)    Credit Agreement Governs. Except as set forth in this Amendment, the Incremental Term B-2 Loans shall have identical terms as the Term B-2 Loans and shall otherwise be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Term Lenders, of the Credit Agreement and the other Loan Documents and, from and after the date that the Incremental Term B-2 Commitments are terminated and permanently reduced to $0 (including as a result of borrowing the full amount of the Incremental Term B-2 Commitments), each reference to a “Term B-2 Loan” or “Term B-2 Loans” in the Credit Agreement, as in effect on the Incremental Term B-2 Loan Effective Date, shall be deemed to include the Incremental Term B-2 Loans, each reference to a “Term B-2 Lender” in the Credit Agreement, as in effect on the Incremental Term B-2 Loan Effective Date, shall be deemed to include the Incremental Term B-2 Lender and related terms will have correlative meanings mutatis mutandis (in each case, unless the context otherwise requires).
Section 4    Conditions to Effectiveness. This Agreement and the obligations of the Incremental Term B-2 Lender to make Incremental Term B-2 Loans shall become effective on the Incremental Term B-2 Loan Effective Date, being the date when:
(a) This Agreement shall have been executed and delivered by the Borrower, the other Loan Parties, the Incremental Term B-2 Lender party hereto and the Administrative Agent.
(b) The Administrative Agent shall have received the following, each of which shall be originals or .pdf copies or other fascimiles (followed promptly by originals) unless otherwise specified, and each executed by a Responsible Officer of the signing Loan Party:
(1)opinions from White & Case LLP, counsel for the Borrower and the Guarantors, dated the Incremental Term B-2 Loan Effective Date and addressed to the Administrative Agent and the Incremental Term B-2 Lender, in each case in form and substance customary for senior secured credit facilities in transactions of this kind, including without limitation, with respect to due authorization, execution and delivery of the Mortgage Amendments (as defined below), each in form and substance reasonably satisfactory to the Administrative Agent;
(2)(A) a copy of the certificate or articles of incorporation or organization, including all amendments thereto, of each Loan Party, certified, if applicable, as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing (where relevant) of each Loan Party as of a recent date, from such Secretary of State or similar Governmental Authority and (B) a certificate of Responsible Officers of each Loan Party dated the Incremental Term B-2 Loan Effective Date and certifying (w) that attached thereto is a true and complete copy of the by-laws or operating (or limited liability company) agreement of such Loan Party as in effect on the Incremental Term B-2 Loan Effective Date, (x) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Loan Party authorizing the execution, delivery and performance of this Agreement and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (y) that the certificate or articles of incorporation or organization of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (A) above, and (z) as to the incumbency and specimen signature of each officer executing this Agreement on behalf of such Loan Party and countersigned by another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to clause (B) above;

(3)a certificate signed by a Responsible Officer of the Borrower certifying as to the satisfaction of the conditions set forth in paragraphs (d), (e) and (f) of this Section 4;
(4)to the extent reasonably requested by the Administrative Agent in writing not less than five (5) days prior to the date hereof, the Administrative Agent shall have received, not later than three (3) calendar days prior to the Incremental Term B-2 Loan Effective Date, all documentation and other information with respect to the Borrower required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and
(5)a notice of borrowing in substantially the form attached as Exhibit B-2 to the Credit Agreement relating to the funding of the Incremental Term B-2 Loans on the Incremental Term B-2 Loan Effective Date.
(c) The Guadalupe Purchase shall have been consummated in accordance with the Purchase and Sale Agreement, dated November 27, 2013 among MinnTex Power Holdings, LLC, MinnTex GP, LLC and Calpine Guadalupe GP, LLC, or shall be consummated substantially concurrently with the funding of the Incremental Term B-2 Loans.
(d) All representations and warranties contained in this Agreement, the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Incremental Term B-2 Loan Effective Date with the same effect as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date) (it being understood that any representation or warranty that is qualified as to materiality or Material Adverse Effect shall be correct in all respects).
(e) No Default or Event of Default shall have occurred and be continuing on the Incremental Term B-2 Loan Effective Date or after giving effect to the making of the Incremental Term B-2 Loans on the Incremental Term B-2 Loan Effective Date.
(f) Payment of all reasonable fees and expenses due to the Incremental Term B-2 Lead Arrangers (as agreed to in writing between such Persons and the Borrower) (including, without limitation, the reasonable fees and out-of-pocket expenses of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent and the Incremental Term B-2 Lead Arrangers) to the extent invoiced at least two Business Days prior to the Incremental Term B-2 Loan Effective Date and fees payable to Incremental Term B-2 Lender pursuant to Section 1 hereof, in each case required to be paid on the Incremental Term B-2 Loan Effective Date from the proceeds of the Incremental Term B-2 Loans made on the Incremental Term B-2 Loan Effective Date.
(g) Real Estate Deliverables.
(1)    Flood Documentation. Collateral Agent shall have received completed life-of-loan FEMA Standard Flood Hazard Determinations, and, if the area in which any improvements located on the Mortgaged Property is designated a special flood hazard area in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agent), a signed notice by the Borrower and the applicable Loan Party, and evidence reasonably satisfactory to the Collateral Agent of the insurance required pursuant to Section 5.4(b) of the Credit Agreement;

(2)    Mortgage Amendments. The Collateral Agent shall have received an amendment to each Mortgage (each, a “Mortgage Amendment”), each in form and substance reasonably satisfactory to the Administrative Agent, and suitable for filing or recording in the jurisdiction in which such property is located;
(3)    Title Insurance. The Collateral Agent shall have received a title date down endorsement or similar endorsement with respect to each such Mortgaged Property, or, where a date down endorsement is not available, a new Title Insurance Policy, each in form and substance reasonable satisfactory to the Administrative Agent;
(4)    Local Counsel Opinions. The Collateral Agent shall have received legal opinions, addressed to the Administrative Agent, the Collateral Agent and the Lenders, in the state in which the applicable Mortgaged Property is located with respect to the enforceability and perfection of such Mortgage Amendment and other customary matters reasonably requested by the Collateral Agent; and
(5)    The Administrative Agent shall have received evidence of payment by the Borrower of all title insurance premiums, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgage Amendments.
Other than the conditions set forth in this Section 4, there are no other conditions (express or implied) to the Incremental Amendment Effective Date. For purposes of determining compliance with the conditions specified in this Section 4, the Incremental Term B-2 Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Incremental Term B-2 Lender unless the Administrative Agent and the Borrower shall have received notice from the Incremental Term B-2 Lender prior to the Incremental Term B-2 Loan Effective Date specifying its objection thereto.
Section 5    Counterparts.
This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 6    Governing Law and Waiver of Right to Trial by Jury.
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction and waiver of right to trial by jury provisions in Section 9.12 and 9.16 of the Credit Agreement are incorporated herein by reference mutatis mutandis.
Section 7    Headings.
The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 8    Reaffirmation.

Each Loan Party hereby expressly acknowledges the terms of this Agreement and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Agreement and the transactions contemplated hereby and (ii) its guarantee of the Obligations (including, without limitation, in respect of the Incremental Term B-2 Loans) under the Guaranty Agreement, as applicable, and its grant of Liens on the Collateral to secure the Obligations (including, without limitation, in respect of the Term B-2 Loans) pursuant to the Security Documents.
Section 9    Effect of Agreement; References to the Credit Agreement; Miscellaneous.
Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. All references to the Credit Agreement in any document, instrument, agreement, or writing shall from and after the Incremental Term B-2 Loan Effective Date be deemed to refer to the Credit Agreement as amended hereby, and, as used in the Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Incremental Term B-2 Loan Effective Date, the Credit Agreement as amended hereby.
Section 11    Lender Signatures.
Each Lender that executes a signature page to this Agreement shall be deemed to have approved this Agreement.  Each Lender signatory to this Agreement agrees that such Lender shall not be entitled to receive a copy of any other Lender’s signature page to this Agreement, but agrees that a copy of such signature page may be delivered to the Borrower and the Administrative Agent.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.
CALPINE CONSTRUCTION FINANCE
COMPANY, L.P., as the Borrower

By:	/s/ ZAMIR RAUF Name: Zamir Rauf Title: Chief Financial Officer
HERMISTON POWER LLC, as a Guarantor

By:	/s/ ZAMIR RAUF Name: Zamir Rauf Title: Chief Financial Officer
BRAZOS VALLEY ENERGY LLC, as a Guarantor

By:	/s/ ZAMIR RAUF Name: Zamir Rauf Title: Chief Financial Officer
CALPINE BOSQUE ENERGY CENTER, LLC, as a Guarantor

By:	/s/ ZAMIR RAUF Name: Zamir Rauf Title: Chief Financial Officer
WESTBROOK ENERGY CENTER, LLC, as a Guarantor

By:	/s/ ZAMIR RAUF Name: Zamir Rauf Title: Chief Financial Officer

[Signature Page To Incremental Term B-2 Loan Commitment Supplement]

GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent

By:	/s/ ANISHA MALHOTRA Name: Anisha Malhotra Title: Authorized Signatory

[Signature Page To Incremental Term B-2 Loan Commitment Supplement]

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED, as Incremental Term B-2 Lender

By:	/s/ SANJAY RIJHWANI Name: Sanjay Rijhwani Title: Director

[Signature Page To Incremental Term B-2 Loan Commitment Supplement]